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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

    We, the undersigned Directors and Officers of UtiliCorp United Inc., do hereby name, constitute and appoint Richard C. Green, Jr. or Dale J. Wolf, our agent and attorney-in-fact, for each of us and in our respective behalves as Directors and/or as Officers of UtiliCorp United Inc., to sign and execute a Registration Statement on Form S-3, and any amendments thereto, relating to the registration with the Securities and Exchange Commission of not more than 3,000,000 shares of Common Stock of UtiliCorp United Inc. related to a Dividend Reinvestment and Direct Stock Purchase Plan.

    Executed this 2nd day of November, 1994.

       RICHARD C. GREEN, JR.                   AVIS G. TUCKER
- -----------------------------------  -----------------------------------
       Richard C. Green, Jr.                   Avis G. Tucker

          DON R. ARMACOST                  ROBERT F. JACKSON, JR.
- -----------------------------------  -----------------------------------
          Don R. Armacost                  Robert F. Jackson, Jr.

           JOHN R. BAKER                       L. PATTON KLINE
- -----------------------------------  -----------------------------------
           John R. Baker                       L. Patton Kline

            HERMAN CAIN                     STANLEY O. IKENBERRY
- -----------------------------------  -----------------------------------
            Herman Cain                     Stanley O. Ikenberry

          ROBERT K. GREEN                       DALE J. WOLF
- -----------------------------------  -----------------------------------
          Robert K. Green                       Dale J. Wolf

                                               JAMES S. BROOK
                                     -----------------------------------
                                               James S. Brook